Exhibit 99.1

XAI Octagon Floating Rate & Alternative Income Term Trust Announces Shareholder Approval of Important Proposals

Approved proposals make the trust perpetual and will have a new sub-advisory agreement with Octagon Credit Investors.

CHICAGO, January 24, 2024 – XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) (NYSE: XFLT) announced that its shareholders have approved two important proposals at the reconvened special meeting of shareholders (the “Special Meeting”) held today.

At the Special Meeting, shareholders approved the following:

●	An amendment to the Trust’s Second Amended and Restated Declaration of Trust (the “Term Amendment”) to eliminate the Trust’s termination date of December 31, 2029 and make the Trust perpetual.

●	A new sub-advisory agreement among Octagon Credit Investors, LLC (“Octagon”), the Trust and XA Investments LLC (“XAI”) (the “New Octagon Agreement”), to provide for continued portfolio management by Octagon upon the closing of the acquisition of Octagon’s parent company, Conning Holdings Limited (together with Conning & Company, “Conning”), by Generali Investment Holdings, an entity comprising the majority of asset management activities of Generali Group (“Generali”).

The Term Amendment

The Term Amendment, which is the first of its kind for a listed term trust closed-end fund, removes the Trust’s previous termination date and makes it a perpetual closed-end fund. The Term Amendment will be effective as of February 1, 2024. In connection with the Term Amendment, the Trust will change its name from XAI Octagon Floating Rate & Alternative Term Trust to XAI Octagon Floating Rate & Alternative Trust. The Trust will begin trading on the New York Stock Exchange under the new name effective before the market opens on February 1, 2024 and will continue to trade under ticker symbol XFLT. There are no changes to the Trust’s investment policies or strategies in conjunction with the Term Amendment or the name change.

The Trust’s Board believes the Term Amendment will provide multiple benefits to shareholders, including:

●	Ability to maintain a fully invested portfolio. The Term Amendment will allow the Trust to continue operating just as it has since inception, with no need to wind down investments or reduce its leverage levels, since the Trust will no longer have a termination date.

●	Remain invested in the Trust. Those shareholders who wish to remain invested in the Trust can maintain their investment and will not need to seek a replacement investment due to termination, since the Trust is now a perpetual investment fund.

●	Benefit from potential growth and scale efficiencies. As a perpetual investment fund, the Trust can continue to seek growth and scale opportunities, just as it always has done via an accretive at-the-market offering and strategic primary issuances.

Greg Dingens, Chair of the Trust’s Board and an Independent Trustee noted, “We’re very pleased that shareholders voted in favor to approve both proposals. We believe the vote in favor of the proposals is a signal of shareholders’ support for the Trust. These approvals will propel the Trust’s further growth of its common share base over time as a perpetual fund.”

The New Octagon Agreement

The shareholders’ approval of the New Octagon Agreement allows Octagon to remain the Trust’s sub-adviser upon the closing of Generali’s acquisition of Octagon’s parent company, Conning. Generali is one of the largest global insurance and asset management providers, operating in over 50 countries with over 80,000 employees. The New Octagon Agreement will be entered into upon the closing of the transaction, which is anticipated to occur during the first half of 2024, and will not result in any change in the portfolio management of the Trust or in the Trust’s investment objectives or policies.

Gretchen Lam, Chief Executive Officer of Octagon and a member of the firm’s Investment Committee remarked, “We are thankful for the shareholders and their continued faith in Octagon’s management of the Trust’s portfolio. We’re excited for the next phase of Octagon’s growth and are pleased to continue serving XFLT shareholders in the years to come.”

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About XA Investments

XA Investments LLC (“XAI”) serves as the Trust’s investment adviser. XAI is a Chicago-based firm founded by XMS Capital Partners in April, 2016. In addition to investment advisory services, the firm also provides investment fund structuring and consulting services focused on registered closed-end funds to meet client needs. XAI offers custom product build and consulting services, including development and market research, sales, marketing, fund management and administration. XAI believes that the investing public can benefit from new vehicles to access a broad range of alternative investment strategies and managers. XAI provides individual investors with access to institutional-caliber alternative managers. For more information, please visit www.xainvestments.com.

About XMS Capital Partners

XMS Capital Partners, LLC, established in 2006, is a global, independent, financial services firm providing M&A, corporate advisory and asset management services to clients. It has offices in Chicago, Boston and London. For more information, please visit www.xmscapital.com.

About Octagon Credit Investors

Octagon Credit Investors, LLC (“Octagon”) serves as the Trust’s investment sub-adviser. Octagon is a 29 year-old, $35B below-investment grade corporate credit investment adviser focused on leveraged loan, high yield bond and structured credit (CLO debt and equity) investments. Through fundamental credit analysis and active portfolio management, Octagon’s investment team identifies attractive relative value opportunities across below-investment grade asset classes, sectors, and issuers. Octagon’s investment philosophy and methodology encourage and rely upon dynamic internal communication to manage portfolio risk. Over its history, the firm has applied a disciplined, repeatable, and scalable approach in its effort to generate attractive risk-adjusted returns for its investors. For more information, please visit www.octagoncredit.com.

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XAI does not provide tax advice; please consult a professional tax advisor regarding your specific tax situation. Income may be subject to state and local taxes, as well as the federal alternative minimum tax.

Investors should consider the investment objectives and policies, risk considerations, charges and expenses of the Trust carefully before investing. For more information on the Trust, please visit the Trust’s webpage at www.xainvestments.com.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

This press release contains certain statements that may include “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negatives of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Trust’s actual results are the performance of the portfolio of securities held by the Trust, the conditions in the U.S. and international financial and other markets, the price at which the Trust’s shares trade in the public markets and other factors discussed in the Trust’s annual and semi-annual reports filed with the SEC.

Although the Trust believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Trust’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. Except for the Trust’s ongoing obligations under the federal securities laws, the Trust does not intend, and the Trust undertakes no obligation, to update any forward-looking statement.

NOT FDIC INSURED	NO BANK GUARANTEE	MAY LOSE VALUE

Foreside Fund Services, LLC - Distributor

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Media Contact:

Kimberly Flynn, Managing Director
XA Investments LLC
Phone: 888-903-3358

Email: KFlynn@XAInvestments.com

www.xainvestments.com

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